UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2017

MOMENTOUS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-194636	46-4446281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 861, Sugar Land, Texas 77487-0861

(Address of principal executive offices)

800-314-8912

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "MEG" or the "Registrant" refer to Momentous Entertainment Group, Inc.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240,l4a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240,14d-2(b))

[  ] Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act ( I 7 CFR 240, 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2017, Momentous Entertainment Group, Inc., a Nevada company (the "Company" or “MEG”), executed Stock Purchase Agreement with the shareholders of BlackFox, Inc., a New York company (the “Selling Company” or “BF”), purchasing all the issued and outstanding shares of BF for $1,500,000 in cash, debt and newly-issued preferred stock and common stock of MEG, with BF becoming a wholly-owned subsidiary of MEG. BF owns and operates a mobile advertising network. The final closing took place on August 11, 2017.

Share Stock Purchase Agreement with Blackfox, Inc.,

In exchange for the BF Common Stock, the Company’s consideration payable to the Seller was One Million Five Hundred Thousand ($1,500,000) Dollars as defined below (the “Consideration”).

Payment of Consideration. The Structure of the purchase price and payments is as follows:

(a) Buyer agrees to pay a non-refundable Five Thousand ($5,000) deposit into an escrow account at the date of the executed Purchase Agreement.

(b) Buyer agrees to pay an additional refundable Twenty Five Thousand ($25,000) deposit into an escrow account on June 5, 2017 one month prior to the Closing.

(c) Due at closing: One Hundred and Thirty Thousand ($100,000) Dollars paid at Closing.

(d) Due at closing: Two Hundred Thousand ($200,000) Shares in the form of Common Stock with a 6 month hold restriction after closing. The amount of shares will be issued for the nominal value on Closing.

(e) Due at closing: One Thousand (1,000) Shares in the form of Preferred B Stock valued at 1,000,000 Common Shares.

(f) Due 5 months from Closing: Two Hundred and Twenty Seven Thousand Five Hundred ($227,500) Dollars on November 5th, 2017

(g) Note payable: One Hundred and Forty-Two Thousand Five Hundred Dollars ($142,500) paid in 12 equal monthly payments to the seller broker.

(h) Note payable: Five Hundred Thousand ($500,000) Dollars in the form of a note payable, paid in 48 equal monthly installments of principal and interest. The interest rate shall be 6% per annum.

The initial closing of the transaction took place on May 15, 2017 with the execution of the Stock Purchase Agreement and was finally consummated on August 11, 2017.

The foregoing summary of certain terms of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.8 and is hereby incorporated into this Current Report on Form 8-K (“Form 8-K”) by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 3.02.

The issuance of Company Series B Preferred Stock was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof. The issuance of Company Series B Preferred Stock did not involve a public offering and was made without general solicitation or advertising. The BF Majority Shareholders have represented that, among other things, that all represented parties are accredited investors, as such term is defined in Regulation D of the Securities Act.

The issuance of Company Common Stock was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof. The issuance of Company Common Stock did not involve a public offering and was made without general solicitation or advertising. The BF Majority Shareholders have represented that, among other things, that all represented parties are accredited investors, as such term is defined in Regulation D of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws;

MEG amended its Articles of Incorporation to increase its authorized shares of common stock to 14,950,000,000 shares from 9,950,000,000 shares.

Item 7.01 Regulation FD Disclosure.

On August 14, 2017, the Company issued a press release announcing that MEG has closed on the Blackfox acquisition. A copy of which is attached as Exhibit 99.12.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01 is not being filed herewith. It shall be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

10.8	Stock Purchase Agreement, dated May 15, 2017, by and among the Company and Blackfox, Inc. purchasing all shares

10.9	Promissory Note

10.10	Promissory Note – Quiet Light Brokerage

99.12	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2017

Momentous Entertainment Group, Inc.

(Registrant)

/s/ Kurt E. Neubauer

KURT E. NEUBAUER

Chief Executive Officer